Exhibit 15(b)


                                    EXHIBIT A

                         THE DREYFUS/LAUREL FUNDS, INC.


INVESTOR SHARES:
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Dreyfus Disciplined Midcap Stock Fund
Dreyfus Disciplined Equity Income Fund
Dreyfus Bond Market Index Fund
Dreyfus International Equity Allocation Fund
Dreyfus Money Market Reserves
Dreyfus U.S. Treasury Reserves
Dreyfus Municipal Reserves
Dreyfus Disciplined Intermediate Bond Fund



CLASS A SHARES:
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Dreyfus Premier Balanced Fund
Dreyfus Premier Small Company Stock Fund
Dreyfus Premier Limited Term Income Fund
Dreyfus Premier Large Company Growth Fund
Dreyfus Premier Tax Managed Growth Fund